UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDED SCHEDULE 14C INFORMATION

(AMENDMENT NO. 2)

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934, as amended

[X]  Filed by the Registrant                                                                           [  ]  Filed by a Party other than the Registrant

Check the appropriate box:

[X] Preliminary Information Statement

[  ]   Definitive Information Statement

[  ]   Confidential, for Use of the Commission (as permitted by Rule 14c)

MODERN PVC, INC.

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant: N/A

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required.

[ ]	Fee based on table below per Exchange Act Rules 14C-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: _____________________________.

(2)	Aggregate number of securities to which the transaction applies: _________________________.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount of the filing fee is calculated and state how it was determined: ____.

(4)	Proposed maximum value of transaction: ____________________________________________.

(5)	Total fee paid: _________________________________________________________________.

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Rule 0-11 (a) (2) and identify the filing fee for which the offsetting fees was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

Explanatory Note:

The Amended Preliminary Information Statement on Schedule 14C (Amendment No. 1) which was filed with the Securities and Exchange Commission on January 16, 2015 erroneously stated the proposed name of the Company in Proposal No.3 – Change in Name of the Company.  This Amended Preliminary Information Statement on Schedule 14C (Amendment No.2) corrects the proposed name of the Company throughout.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MODERN PVC, INC.

5635 N. Scottsdale Blvd.

Suite 170

Scottsdale, AZ 85250

INFORMATION STATEMENT

This Information Statement (the “Information Statement”) is being furnished to all holders of shares of Common Stock, par value $0.001 per share (“Common Stock”) of record at the close of business on December 18, 2014 (collectively, the “Stockholders”) of Modern PVC, Inc., a Nevada corporation (the “Company”), with respect to proposed corporate actions of the Company. This Information Statement is first being provided to the Stockholders on or about __________________.

            The corporate action involves three (3) proposals (the “Proposals”) providing for the following:

1. To approve the increase in the total number of authorized shares of common stock from Seventy-five Million (75,000,000) to One Hundred Million (100,000,000).

2. To approve a 10-for-1forward stock split of the issued and outstanding shares of Common Stock, such that each One (1) share of Common Stock, $0.001 par value, issued and outstanding immediately prior to the effective date (the “Old Common Stock”) shall be recombined, reclassified and changed into Ten (10) shares of the corporation's Common Stock, $0.001 par value (the “New Common Stock”), (the “Forward Stock Split”).

3.  To change the name of the Company to “Med Pro Venture Capital, Inc.”

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON DECEMBER 18, 2014 ARE ENTITLED TO NOTICE OF THE PROPOSALS. A PRINCIPAL STOCKHOLDER WHO HOLDS SIXTY-TWO AND 50/100 PERCENT (62.5%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAS VOTED IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS HAVE BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

By: /s/ Craig S. Wiita

        Craig S. Wiita, Secretary

Scottsdale, AZ

January _____, 2015

TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT	4
What Is The Purpose Of The Information Statement?	4
Who Is Entitled To Notice?	4
PRINCIPAL STOCKHOLDER	4
Who is the Principal Stockholder and How Many Votes Is He Entitled to Cast?	4
What Corporate Matters Has the Principal Stockholder Voted For?	4
What Are The Recommendations of the Board of Directors?	5
What Vote Is Required To Approve Each Proposal?	5
PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMNT	5
(A) Security Ownership of Management	5
(B) Security Ownership of Certain Beneficial Owners	5
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	6
EXECUTIVE COMPENSATION	8
Summary of Compensation	8
Outstanding Equity Awards at Fiscal Year-End	8
Employment Contracts	8
DESCRIPTION OF SECURITIES	8
Common Stock	8
Options	8
Warrants	8
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW	8
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	9
ADDITIONAL INFORMATION	9
PROPOSAL 1 - INCREASE IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY	10
Purpose of the Increase in the Number of Authorized Shares of Common Stock	10
Potential Effects of the Increase in Number of Authorized Shares of Common Stock	10
Summary of Advantages and Disadvantages of Increase in Number of Authorized Shares of Common Stock	10
Recommendation of the Board of Directors	10
No Voting of Stockholders Required	10
PROPOSAL 2 – FORWARD STOCK SPLIT OF COMPANY'S COMMON STOCK	10
Purpose of a Forward Stock Split of the Company's Common Stock	10
Potential Effects of the Forward Stock Split	11
Effectiveness of Forward Stock Split	11
Summary of Advantages and Disadvantages of Forward Stock Split	12
Recommendation of the Board of Directors	12
No Voting of Stockholders Required	12
PROPOSAL 3 – CHANGE OF NAME	13
Purpose of the Change of Name	13
Potential Effects of the Change of Name	13
Summary of Advantages And Disadvantages Of Change of Name	13
Recommendation Of The Board Of Directors	13
No Voting of Stockholders Required	14
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	14

MODERN PVC, INC.

5635 N. Scottsdale Blvd.

Suite 170

Scottsdale, AZ 85250

_________________________

INFORMATION STATEMENT

_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Modern PVC, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about _________________ to all holders of shares of Common Stock, par value $0.001 per share (“Common Stock”) of record at the close of business on December 18, 2014 (collectively, the “Stockholders”)

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on December 18, 2014 (the “Record Date”), of the corporate actions taken pursuant to the written consent of certain principal stockholders.

Specifically, on December 18, 2014, a holder of Sixty-Two and 50/100 percent (62.5%) our Common Stock voted to approve the corporate matters outlined in this Information Statement, consisting of: (i) To approve an increase in the number of authorized shares of Common Stock from Seventy-five Million (75,000,000) to One Hundred Million (100,000,000), (ii) To  approve a 10-for-1 forward split of the issued and outstanding shares of Common Stock, such that each One (1) share of Common Stock, $0.001 par value, issued and outstanding immediately prior to the effective date (the “Old Common Stock”) shall be recombined, reclassified and changed into Ten (10) shares of the Company’s Common Stock, $0.001 par value (the “New Common Stock”), (the “Forward Stock Split”) and (iii) to approve a change of name to Med Pro Venture Capital, Inc. (collectively, the corporate actions are referred to as the “Proposals”).

Who Is Entitled To Notice?

All holders of shares of Common Stock on the close of business on the Record Date will be entitled to notice of each matter voted upon by a principal stockholder pursuant to the written consent of a principal stockholder.  Specifically, the holder of a majority of the outstanding shares of Common Stock, which constitute a majority of all shares eligible to vote, has voted in favor of the Proposals listed in this notice.  Under Nevada corporate law Section NRS 78.320, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than a majority (greater than 50.00%) of the holders of voting stock in lieu of a meeting of the stockholders.

Because the holder of more than fifty percent, i.e., 62.5% of the collective voting rights of the Common Stock, voted in favor of the Proposals, no action by the minority stockholders in connection with the Proposals set forth herein is required.

PRINCIPAL STOCKHOLDER

Who Are The Principal Stockholders And How Many Votes Are They Entitled to Cast?

Vadims Horosevskis is the holder of 4,000,000 shares of Common Stock. The voting rights of Vadims Horosevskis represent 62.5% of the total issued and outstanding voting rights of the Company.

What Corporate Matters Have The Principal Stockholders Voted For?

The principal stockholder that holds a greater than a majority, 62.5%  of the total issued and outstanding voting rights of the Company has voted by written consent for the approval and ratification of both of the Board of Directors proposal described in this Information Statement. (1)

Series of Stock	Shareholder	Shares in Series	Percent of Ownership in Series	Percent of All Voting Rights
Common Stock	Vadims Horosevskis	4,000,000	62.5%	62.5%

Notes:

(1) Based on a total of 6,400,000 shares of Common Stock issued and outstanding as of December 18, 2014. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table may not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 18, 2014.

What is the Recommendation of the Board of Directors?

On December 18, 2014, the Board of Directors unanimously adopted resolutions approving the Proposals. The Board of Directors recommends adoption of the Proposals.

What Vote is Required to Approve the Proposals?

A vote of the majority of the voting rights of capital stock is required to approve the Proposals. As a result, a vote to approve the Proposals by a majority of the aggregate voting rights held by a holder of Common Stock is sufficient to approve the Proposals.  In this instance, 62.5% of the voting right of the outstanding shares of voting stock have approved the Proposals.

PRINCIPAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 Security Ownership

The following tables set forth certain information concerning the number of shares of our capital stock owned beneficially as of December 18, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any Series of our voting securities, (ii) our directors, and our named executive officers.  Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	Craig S. Wiita (2) President, Secretary and Director	-0-	-0-	-0-

5% SHAREHOLDERS			62.5%	62.5%
Common Stock Vadims Horosevskis(3)	4,000,000 (Direct)		62.5%

Notes:

(1) Based on 6,400,000 shares of our Common Stock, issued and outstanding on December 18, 2014.  Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table may not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 18, 2014.

(2) The address is 5635 Scottsdale Blvd., Suite 170, Scottsdale, AZ 85250.

(3) The address is 51-01 39th Avenue, Unit HH-12, Sunnyside, NY 11104.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

We have no promoters or control persons required to be disclosed, except for our former President, Secretary, Treasurer/CFO and sole director, Vadims Horosevskis, who controls 62.5% of the issued and outstanding shares of our common stock, and is therefore considered to be a control person.

Name and Address of Control Person	Age
Vadims Horosevskis 51-01 39th Street Unit HH-12 Sunnyside, NY 11104	42

Vadims Horosevskis acted as our President, Secretary, CFO/Treasurer and sole director from incorporation of the Company on July 14, 2011 until his resignation on July 17, 2014.  Mr. Horosevskis has more than 8 years of construction and home improvement related experience.  From January 2011 until his resignation as an officer and director of the Company, Mr. Horosevskis devoted much of his time to researching the PVC membrane installation industry.  From 2009 until present, Mr. Horosevskis has been the owner of US Locks and Safe, a private company based in Chicago, Illinois.  From 2005 through 2009, Mr. Horosevskis worked in Stockholm, Sweden as an independent builder/contractor.  His responsibilities were managing and supervising various construction projects.

Our executive officers and directors and their ages and titles as of _________________________, 2015 are as follows:

Name and Address of Officer/Director(2)	Age	Position
Craig S. Wiita	50	President, Secretary, Treasurer and Director

Notes:  (1) The address is 5635 N. Scottsdale Blvd., Suite 170, Scottsdale, AZ 85250

Craig S. Wiita, President, Secretary, Treasurer and a Director.  Mr. Wiita was elected as President, Secretary, Treasurer and a Director on November 21, 2014.   Mr. Wiita is an independent gold mining professional with over 30 years’ experience of exploration, development and production of alluvial placer gold deposits.  He is President of his own company, Wiita Mining and Exploration located in Blythe, California where is has been operating a gold placer mining operation since 1987.  Mr. Wiita also has experience operating a gold placer recovery plant, including supervision, bulk sampling, assaying, permitting and engineering.  Mr. Wiita has extensive in mine reclamation, environmental impact issues and all processes required by State, local and Fed-B.L.M. (Bureau of Land Management) regulatory agencies.  Mr. Wiita served as President, Secretary, Treasurer and a director of Axium Technologies, Inc., a publicly-traded company, from July 8, 2014 to December 1, 2014.

 Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been, during the past ten years:

(i) involved in any  bankruptcy  petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

(ii)  convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) subject to any order,  judgment, or decree,  not  subsequently  reversed, suspended or vacated,  of any court of competent  jurisdiction,  permanently  or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(iv)  found  by a court  of  competent  jurisdiction  (in a civil  action),  the Securities and Exchange  Commission or the Commodity Futures Trading  Commission to have  violated a federal or state  securities  or  commodities  law,  and the judgment has not been reversed, suspended, or vacated;

(v)  found by a court of  competent  jurisdiction  in a civil  action  or by the Commission  to have  violated  any  Federal  or State  securities  law,  and the judgment  in such  civil  action  or  finding  by the  Commission  has not  been subsequently reverse, suspended, or vacated;

(vi) subject of, or a party to, any Federal or State judicial or administrative order,  judgment,  decree, or finding, not subsequently  reversed,  suspended or vacated,  related to an alleged  violation of securities or  commodities  law or regulation; any law or regulation respecting financial institutions or insurance companies;  or any law or regulation  prohibiting mail or wire fraud or fraud in connection with any business entity; or

(vii) the subject of, or a party to, any  sanction or order,  not  subsequently reversed, suspending or vacated, of any self-regulatory any registered entity of the Commodity Exchange Act or any equivalent  exchange,  association,  entity or organization  that has  disciplinary  authority  over  its  members  or  persons associated with a member.

Significant Employees

We have no significant employees, other than our executive officer.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors.

Audit Committee Financial Expert

Not applicable, as we do not presently have an audit committee.

Director Independence

Quotations for our common stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a) (15). Under NASDAQ Rule 4200(a) (15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Our sole director acts as an executive officer of the corporation.

Board Meetings and Committees, Annual Meeting Attendance

Although we intend to establish an audit committee and compensation committee, our board of directors has not adopted any committees to the board of directors. Our board of directors held no formal meeting during the most recently completed fiscal year.  All other proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors.  Such  resolutions  consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors  are,  according to the corporate  laws of the State of Nevada and our bylaws,  as valid and effective  as if they had been passed at a meeting of the directors duly called and held.

At each annual meeting of shareholders, directors will be elected by the holders of common stock to succeed those directors whose terms are expiring.  Directors will be elected annually and will serve until successors are duly elected and qualified or until a director's earlier death, resignation or removal.  Our bylaws provide that the authorized number of directors may be changed by action of the majority of the board of directors or by a vote of the shareholders of our Company.  Vacancies in our board of directors may be filled by a majority vote of the board of directors with such newly appointed director to serve until the next annual meeting of shareholders, unless sooner removed or replaced.  We currently do not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Code of Ethics

Given our limited operations, we have not adopted a Code of Ethic that applies to our officers, directors and employees in accordance with applicable federal securities laws. We expect that our Board of Directors will adopt a Code of Ethics in the near future.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC.  Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on the reports received and on the representations of the reporting persons, we believe that our current officer and sole director has complied with all applicable filing requirements of Section 16(a) of the Exchange Act during the current fiscal year.

EXECUTIVE COMPENSATION

Summary of Compensation

We did not pay any compensation to our executive officers and director during the fiscal year ended January 31, 2014 or during the nine months ended October 31, 2014.  Our new President will receive a salary of $3,500 per month starting with his election on November 21, 2014.

Outstanding Equity Awards at Fiscal Year-End

As of January 31, 2014 and to date hereof, we did not have any outstanding equity awards.

Employment Contracts

We have no employment contracts, termination of employment or change-in-control arrangements with any of our executive officers or other employees.

DESCRIPTION OF SECURITIES

The current authorized capital stock of our Company consists of Seventy-five Million (75,000,000) shares of Common Stock, par value $0.001 per share.  As of December 18, 2014, Six Million Four Hundred Thousand (6,400,000) shares of Common Stock were issued and outstanding. No Common shares have been issued since December 18, 2014. The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation and our Bylaws.

Common Stock

On December 18, 2014 (the “Record Date”), there were Six Million Four Hundred Thousand (6,400,000) shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one (1) vote on each matter submitted to a vote of our stockholders, including the election of Directors. There is no cumulative voting. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board. Common Stock holders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, our Common Stock holders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options

No options are outstanding as of the date of this Information Statement.

Warrants

No warrants are outstanding as of the date of this Information Statement.

Anti-Takeover Effects of Provisions of the Articles of Incorporation, Bylaws and Nevada Law

Authorized and Unissued Stock

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:   (a) has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and (b) does business in the State of Nevada, either directly or through an affiliated corporation. Currently, we do not have 200 stockholders of record, nor do we have 100 stockholders of record with addresses in the State of Nevada. Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

Transfer Agent and Registrar

Island Stock Transfer is the transfer agent and registrar of our Common Stock. Their address is 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760 and their telephone number is (727) 289-0010.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

(a)           No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b)           No Director in good standing with the Company has informed the Company that he intends to oppose the actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning Modern PVC, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

PROPOSAL 1 – INCREASE AUTHORIZED NUBMER OF SHARES OF COMMON STOCK OF THE COMPANY

The Company’s Board proposes to increase the authorized number of shares of Common Stock from Seventy-five Million (75,000,000) to One Hundred Million (100,000,000) $0.001 par value per share.

Purpose of the Increase in Number of Authorized Shares of Common Stock

The purpose of the proposed increase in the number of authorized shares of common stock is to (i) allow for the issuance of the additional shares of our Common Stock due upon the effectiveness of the proposed forward split and (ii) to provide authorized but unissued shares which would be available for future acquisitions or capital raising efforts.

Potential Effects of the Increase in Number of Authorized Shares of Common Stock

The Company does not believe that there are any potential effects with respect to the increase of the number of authorized shares.

Summary of Advantages and Disadvantages of Increase in Number of Authorized Shares of Common Stock

There are certain advantages of voting for the Increase in Number of Authorized Shares. The advantages include:

·To allow for the issuance of the additional shares required under the proposed forward split.

·To provide authorized but unissued shares which would be available for future acquisitions or capital raising efforts.

There are certain disadvantages of voting for the Increase in the Number of Authorized Shares of Common Stock.  The disadvantages include:

·The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to increase the authorized number of shares of Common Stock from Seventy-five Million (75,000,000) to One Hundred Million (100,000,000) $0.001 par value per share.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate the increase in authorized.   A certain principal stockholder that has voted in favor of this Proposal holds 62.5% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

PROPOSAL 2 – FORWARD STOCK SPLIT OF THE COMPANY'S COMMON STOCK

The Company’s Board proposes to effectuate a 10 – for –1 forward split of the total issued and outstanding shares of Common Stock of the Company as follows:  “There shall be a 10 – for – 1 Forward Split of the issued and outstanding shares of Common Stock, such that each One (1) share of Common Stock, $0.001 par value, issued and outstanding immediately prior to the effective date (the “Old Common Stock”) shall be recombined, reclassified and changed into Ten (10) shares of the Company’s Common Stock, $0.001 par value (the “New Common Stock”), with any fractional interest rounded up to the nearest whole share.”

Purpose of a Forward Stock Split of the Company’s Common Stock

There are various reasons for the proposed Forward Stock Split, the foremost of which is to increase the number of free-trading shares available in the public marketplace with the resulting public awareness of the Company and its products and services.

However, there is no assurance that the market price of the Common Stock will return to its present price range from decrease in the price of our Common Stock following the Forward Stock Split.   A failure of the stock's trading price to completely readjust of the Forward Stock Split would result in a reduction in the market value of the Company's securities, but, on the other hand, it is possible that the Forward Stock Split may result in an increased value of the market value of the Company's Common Stock.

There can be no assurance that the total market capitalization of the Common Stock after the proposed Forward Stock Split will be equal to the total market capitalization before the proposed Forward Stock Split or that the market price following the Forward Stock Split will either exceed or remain in excess of the current market capitalization.

Potential Effects of the Forward Stock Split

Pursuant to the Forward Stock Split, each holder of shares of our Common Stock (the "Old Common Stock") immediately prior to the effectiveness of the Forward Stock Split will become the holder of more shares of our Common Stock (the "New Common Stock") after consummation of the Forward Stock Split.  Although the Forward Stock Split, will not, by itself, impact our assets or properties, the Forward Stock Split could result in a decrease in the aggregate market value of our equity capital. The Forward Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in us.  Following the Forward Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to one share of the Old Common Stock.

The number of shares of Common Stock issued and outstanding will be increased to a number that will be equal to the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Forward Stock Split  multiplied by 10.  With the exception of the number of shares issued and outstanding, the rights and preference of the shares of Common prior and subsequent to the Forward Stock Split will remain the same.  It is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders or any aspect of our business would materially change as a result of the Forward Stock Split.  Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act.  The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act as we will continue to be subject to the Exchange Act's periodic reporting requirements.

Effectiveness of Reverse Stock Split

The Forward Stock Split will be effected at a ratio of Ten-for-One (10-for-1). Commencing on the effective date of the Forward Stock Split, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the increased number of shares of Common Stock resulting from the Forward Stock Split.

The Forward Stock Split will be effected at the same time as the effectiveness of the Increase in the Number of Authorized  Shares of Common Stock, in Proposal 2, no less than 20 days and no more than 25 days following mailing of this Information Statement.

Procedure for Implementing the Forward Stock Split

Upon filing and effectiveness of the Certificate of Amendment with the Secretary of State of the State of Nevada effecting the Forward Stock Split and the Change of Name, the Forward Stock Split shall occur without any further action on the part of the Company or the holders of shares of our Common Stock and whether or not certificates representing such holders' shares prior to the Forward Stock Split are surrendered for cancellation.  Stock certificates or book-entries dated as of the date prior to the effective time of the Forward Stock Split representing outstanding shares of Common Stock shall, immediately after the effective time of the Forward Stock Split, represent a number of shares equal to the same number of shares of Common Stock as is reflected on the face of such certificates or book-entries, multiplied by ten (10).  We may, but shall not be obliged to, issue new certificates evidencing the post-split shares of Common Stock outstanding as a result of the Forward Stock Split if and when either (i) the certificates evidencing the shares held by a holder prior to the Forward Stock Split are delivered to the Company or our transfer agent or (ii) the holder notifies us or our transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to us to indemnify the Company from any loss incurred by is in connection with such certificates. STOCKHOLDERS OF RECORD SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTFICATES UNTIL REQUESTED TO DO SO.

Accounting Consequences

The par value per shares of our Common Stock will remain unchanged at $0.001 per share after the Forward Stock Split.  As a result, on the effective date of the Forward Stock Split, the stated capital on our balance sheet attributable to Common Stock will be increased proportionately and the additional paid-in capital account will be decreased by the amount by which the stated capital is increased.  Per share net income or loss will be decreased because there will be additional shares of our Common Stock outstanding.  We do not anticipate that nay other accounting consequences, including changes to the amount of stock-based compensation expense, if any, to be recognized in any period, will arise as a result of the Forward Stock Split.

Summary of Advantages and Disadvantages of Forward Stock Split

There are certain advantages and disadvantages of voting for the Forward Stock Split. The advantages include:

· To increase the number of shares of our Common Stock in the float and, thus, eligible for trading, which could foster investor which would increase our ability to raise investment capital.

The disadvantages include:

·The possibility that following the decrease in price per share occurring at the time of the Forward Stock Split there will be no subsequent increase, or even a further decrease, in the share price, thus decreasing the overall value of one’s stock holdings.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to effectuate the Ten-for-One (10-for-1) Forward Stock Split.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate the Forward stock split. A certain principal stockholder that has voted in favor of this Proposal holds 62.5% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

PROPOSAL 3 – CHANGE OF NAME

The Company’s Board proposes to change the name of the Company from Modern PVC, Inc. to Med Pro Venture Capital, Inc.

Purpose of the Change of Name

Recently, the Company has changed the focus of its business operations to invest in new technologies in the field of health and medicine.   The new name will better reflect the new focus of our business operations.

Potential Effects of the Change of Name

The Company does not believe that there are any potential effects with respect to the change of name other than the Company must obtain a new CUSIP number from the CUSIP Service Bureau.

Summary of Advantages and Disadvantages of Change of Name

There are certain advantages of voting for the Change of Name. The advantages include:

·To better identify the business plan and future operations of the Company.

There are no apparent disadvantages of voting for the Change of Name.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to effectuate a change of name of the Company from Modern PVC, Inc. to Med Pro Venture Capital, Inc.

No Voting of Stockholders Required

We are not soliciting any votes with regard to the proposal to effectuate the Forward stock split. A certain principal stockholder that has voted in favor of this Proposal holds 62.5% of the total issued and outstanding voting stock rights and, accordingly, this principal stockholder has sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 5635 N. Scottsdale Blvd., Suite 170, Scottsdale, AZ 85250; or by calling the Company at (480) 729-6235 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/ Craig S. Wiita________________________________

      Craig S. Wiita, Secretary

Scottsdale, AZ

January 29, 2015